Exhibit 10.2

Title:	Employee Bonus Plan Summary
Bonus Plan Effective Date:	January 1, 2105
Performance Period:	January 1, 2015 to December 31, 2015
Overview:
The ForeScout Bonus Plan is designed to recognize and reward your contributions to the Company's success. It provides participants with incentive and reward for achieving Company goals during the year.
Purpose of Plan:

•	Motivate, recognize, and reward participants' contributions toward the improvement of overall Company performance during the year

•	Provide, along with other pay elements, reasonable levels of compensation to participants if business goals are achieved

•	Reward top performers
2015 Plan Funding

•	A bonus pool will be funded based on company performance against the January 1, 2015 - June 30, 2015 (H12015) bookings goal and the July 1, 2015 - December 31, 2015 bookings goal. (H22015)

•	The pool will be based on the sum of participants' target bonus percentages (prorated for new hires and/or promotions)

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The Company, in its sole discretion, will establish the company performance target for H12015 and H22015 bookings. Funding will start at 80% of that target; any funding for performance below this threshold will be at the discretion of the Board

•	Any additional funding for performance above the target will be at the discretion of the Board

•	Total bonuses paid to all plan participants may not exceed the pool
Individual Awards

•	Each eligible employee will have a bonus target communicated as a % of eligible earnings; bonus targets vary by level. Eligible earnings are defined as base salary earned during the performance period

•	An individual's target bonus amount may be adjusted based on plan funding for below target or above target performance

•	If funding occurs, each participant will earn a bonus as follows:

◦	50% of the individual's target bonus will be paid based on company performance

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50% of the individual's target bonus will be earned based on individual performance and contribution during each 6 month period (H12015 and H2 2015); the individual performance assessment will include, but not be limited to, performance against objectives

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For the CEO and his executive direct reports, 70% of the individual's target bonus will be paid based on company performance, with 30% earned based on individual performance and contribution during each 6 month period (H12015 and H22015).

•	The bonus amount is subject to applicable taxes and withholdings
Eligibility / Employment Status:

•	The bonus target for eligible employees is communicated in a signed offer letter. Changes to current employee bonus targets will be executed through a PAN (Personnel Action Notice).

•	To be eligible for an H12015 award, the employee must be a regular full-time employee as of April 1, 2015; bonuses will be prorated to reflect actual service during the performance period

•	To be eligible for an H22015 award, the employee must be a regular full-time employee as of October 1, 2015; bonuses will be prorated to reflect actual service during the performance period

•	The bonus will be pro-rated for an employee who takes a leave of absence from the Company during the performance period

•
Must be an active employee of the Company on the date of payment for any bonus to be earned and paid. Participants whose employment is voluntarily or involuntarily terminated, or are under notice of termination, prior to the payout date of the bonus will not be eligible for and will not receive a bonus.

Other

•	Bonus payouts are reconciled and paid out within 45 days after the end of the performance period.
Qualifying Statements:
This document is not designed to cover every possible scenario, only the standard procedures. Accordingly,

•	Management has the right to make adjustments or exceptions to these procedures as deemed necessary.

•
Management has the right to adjust payments under this Plan, if it is deemed by Management, at Management's sole discretion, that payments computed pursuant to the terms of this bonus Plan are not equitable to the Employee or the Company.

•	Any exceptions or modifications to this plan must be approved in advance and in writing by CFO and VP Human Resources.

•	Incentive is not considered earned and no incentive will be paid until the Company has received the signed Bonus Plan summary from the employee.
Continuing employment is an integral part of this Bonus Plan. Termination of employment prior to the date of payment negates the terms of this Bonus Plan. Any future bonus event or payment is subject to Management discretion, at Management's sole discretion or as separately negotiated as part of a Release of Claims Agreement.